BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Websire: www.nvsos.gov

	Filed in the office of	Document Number E0196852014-6
Articles of Designation	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS 78.1955)	Barbara K. Cegavske	11/21/2019 13:02:10 PM
	Secretary of State	Entity Number
	State of Nevada	20190300216

1. Name of Corporation:

VITALIBIS, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

SERIES A PREFERRED STOCK;

Please see Attachment “A” hereto, which is incorporated herein by reference

3. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

/s/ Steve Raack
Signature of Officer

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ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

VITALIBIS, INC.

DESIGNATING

SERIES A PREFERRED STOCK

PURSUANT TO

NEVADA REVISED STATUTES CHAPTER 78: PRIVATE CORPORATIONS

VITALIBIS, INC. a corporation organized and existing under laws of the State of Nevada (hereinafter called the “Corporation”), in accordance with the provisions of NRS 78.1955 thereof,

DOES HEREBY CERTIFY:

FIRST:	These articles of Amendment were adopted by the Board of Directors on November 19, 2019, in the manner prescribed by NRS Chapter 78. Shareholder action was not required.

SECOND:	That pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Articles of Incorporation, as amended, of the Corporation (the “Articles of Incorporation”), the Board of Directors adopted the following resolution on November 19, 2019, designating 1,000,000 shares of the Company’s authorized preferred stock as “Series A Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Articles of Incorporation, a series of Preferred Stock, having a par value of $0.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof, and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

TERMS OF

SERIES A PREFERRED STOCK

One million (1,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges, restrictions, qualifications, and limitations.

1. Fractional Shares.

Series A Preferred Stock may not be issued in fractional shares.

2. Dividends.

Series A Preferred Stock shall not be entitled to any dividends.

3. Liquidation, Dissolution, or Winding Up.

(a) Payments to Holders of Series A Preferred Stock. Series A Preferred Stock shall not be entitled to any payments.

4. Voting.

The shares of Series A Preferred Stock shall vote on any and all matters voted on by the holders of Common Stock and each share of Series A Preferred Stock shall be entitled to 250 votes for each one (1) share of Series A Preferred Stock.

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5. Conversion.

Shares of Series A Preferred Stock shall not be convertible at any time.

6. Waiver.

Any of the rights, powers, or preferences of the holders of Series A Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

RESOLVED, FURTHER, that any executive officer of the Corporation be and they hereby is authorized and directed to prepare and file a Certificate of Designation in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the duly authorized undersigned has executed these Articles of Amendment this 20th day of November, 2019

/s/ Steven Raack
Name: Steven Raack
Title: Chief Executive Officer

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